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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Tesma International Inc. ("Tesma" or the "Corporation") will be held at the Design Exchange, 2nd Floor, Toronto-Dominion Centre, Ernst & Young Tower, 234 Bay Street, Toronto, Ontario, Canada, on Tuesday, May 4, 2004, commencing at 11:00 a.m. (Toronto time), for the following purposes:

  1.
  to receive the consolidated financial statements of the Corporation for the year ended December 31, 2003, and the report of the Auditors thereon;

  2.
  to elect directors;

  3.
  to re-appoint the Auditors for the ensuing year and to authorize the Audit Committee of the Board of Directors to fix the Auditors' remuneration; and

  4.
  to transact such further or other business or matters as may properly come before the Meeting or any adjournment(s) thereof.

Only shareholders of record at the close of business on March 26, 2004 are entitled to receive notice of the Meeting.

Tesma's Annual Report to Shareholders contains the consolidated financial statements of the Corporation for the year ended December 31, 2003, and the report of the Auditors thereon. The Management Information Circular/Proxy Statement (the "Circular") and form of proxy for the Corporation's Class A Subordinate Voting Shares are provided with this Notice of Meeting. The Circular sets out additional information concerning the matters to be dealt with at the Meeting. If you are unable to be present at the Meeting in person, please complete, date and sign the enclosed proxy and return it to the Secretary of the Corporation in the envelope provided for that purpose. Your proxy must arrive at one of the locations specified on page 1 of the Circular not later than 5:00 p.m. (Toronto time) on May 3, 2004 or, if the Meeting is adjourned or postponed, not less than 48 hours (excluding weekends and holidays) before the time of the adjourned or postponed meeting.

By order of the Board of Directors,

(Signed) "STEFAN T. PRONIUK"
Stefan T. Proniuk Vice President, Secretary and General Counsel TESMA INTERNATIONAL INC.

March 25, 2004
Concord, Ontario

TESMA INTERNATIONAL INC.
1000 Tesma Way • Concord • Ontario • Canada • L4K 5R8 • (T) (905) 417-2100 • (F) (905) 417-2101
 www.tesma.com

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS